Exhibit 16.2



                 [LETTERHEAD OF SCILLIA DOWLING & NATARELLI LLC]




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K/A of Pro-Pharmaceuticals, Inc. dated March 7, 2002.


/s/ Scillia Dowling & Natarelli LLC

Hartford, Connecticut
March 7, 2002




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